Exhibit 99.2

Brightcove Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements of Brightcove Inc. (the “Company”) and Unicorn Media, Inc. and subsidiaries have been prepared to give effect to the acquisition of substantially all of the assets of Unicorn Media, Inc and subsidiaries by the Company pursuant to an Asset Purchase Agreement and Plan of Reorganization (the “Purchase Agreement”), dated as of January 6, 2014 by and among the Company, Cacti Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, Unicorn Media, Inc. (“Unicorn Media”), Unicorn Media of Arizona, Inc., an Arizona corporation (“Unicorn Arizona Sub”), U Media Limited, a private limited company registered in England and Wales (“Unicorn UK Sub” and, together with Unicorn Media and Unicorn Arizona Sub, “Unicorn”), and the Securityholders’ Representative named therein. On January 31, 2014, the Company completed its previously announced acquisition of substantially all of the assets and certain liabilities of Unicorn in exchange for a combination of cash and common stock of the Company (the “Acquisition”). The unaudited pro forma condensed combined balance sheet as of December 31, 2013, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 is presented herein to reflect the Acquisition.

The unaudited pro forma condensed combined balance sheet combines the audited consolidated balance sheet of the Company and the audited consolidated balance sheet of Unicorn as of December 31, 2013 and gives effect to the Acquisition as if it been completed on December 31, 2013, including any adjustments to fair value required. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 combines the audited historical results of the Company and the audited historical results of Unicorn and gives effect to the Acquisition as if it had occurred on January 1, 2013.

The historical consolidated financial information of the Company and Unicorn has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The actual financial position or results of operations reported by the combined company in periods following the Acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial statements for a number of reasons, including but not limited to the impact and benefits of the Acquisition, cost savings from operating efficiencies, synergies and the incremental costs incurred in successfully integrating and operating the Unicorn business. At December 31, 2013, the Company held a note receivable from Unicorn in the amount of $300,000, and Unicorn held a corresponding note payable, which have been eliminated in the unaudited pro forma condensed combined balance sheet presented herein. There were no other transactions between the Company and Unicorn during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated. The unaudited pro forma condensed combined financial statements presented are based upon available information and assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial statements are based upon the respective historical and pro forma financial information of the Company and Unicorn, and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the separate historical audited consolidated financial statements of the Company as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2014; and

•	the separate historical audited financial statements of Unicorn as of December 31, 2013 and 2012, and for the years ended December 31, 2013 and 2012, included in Exhibit 99.1 of this Current Report on Form 8-K/A.

These unaudited pro forma condensed combined financial statements are presented for informational purposes only and do not purport to represent what the financial position or results of operations would actually have been if the Acquisition occurred as of the dates indicated or what such financial position or results will be for any future periods.

The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting, whereby the Company is treated as the acquiring entity. Accordingly, consideration paid by the Company to complete the Acquisition was allocated to Unicorn’s assets and liabilities based upon their estimated fair values as of the date of completion of the Acquisition. The pro forma purchase price adjustments are preliminary, subject to further adjustments as additional information becomes available along with the completion of the independent purchase price allocation and as additional analyses are performed, and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information presented below. Differences between these preliminary estimates and the final purchase accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operation and financial position.

The Company expects to incur additional costs associated with integrating the businesses of the Company and Unicorn. The unaudited pro forma condensed combined financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.

Based on the Company’s preliminary review of Unicorn’s summary of significant accounting policies disclosed in Unicorn’s financial statements, the nature and amount of any adjustments to the historical financial statements of Unicorn to conform Unicorn’s accounting policies to those of the Company’s are not expected to be significant. Further review of Unicorn’s accounting policies and financial statements may result in required revisions to Unicorn’s policies and classifications to conform to the Company’s.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2013

(in thousands)

	Historical	Historical
	December 31, 2013	December 31, 2013	Pro Forma		Pro Forma
	Brightcove	Unicorn	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$33,047	$226	$(10,849	) (a)	$22,724
			300	(k)
Short-term investments	3,061	—	—		3,061
Restricted cash	121	—	—		121
Accounts receivable, net of allowance	21,560	1,038	—		22,598
Prepaid expenses and other current assets	4,136	32	—		4,168

Total current assets	61,925	1,296	(10,549)		52,672
Property and equipment, net	8,795	2,726	—		11,521
Intangible assets	8,668	818	14,530	(c)	23,198
			(818	) (i)
Goodwill	22,018	—	26,785	(b)	48,803
Restricted cash, net of current portion	201	—	—		201
Other assets	1,519	155	(300	) (k)	1,374

Total assets	$103,126	$4,995	$29,648		$137,769

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,067	$1,666	$—		$4,733
Accrued expenses	14,528	1,156	—		15,684
Deferred revenue	23,571	6	—		23,577
Line of credit, related party	—	431	(431	) (d)	—
Notes payable, related party	—	550	(550	) (d)	—
Notes payable	—	300	(300	) (k)	—
Capital lease obligations	—	1,192	—		1,192

Total current liabilities	41,166	5,301	(1,281)		45,186
Deferred revenue, net of current portion	247	2	—		249
Capital lease obligations, net of current portion	—	1,398	—		1,398
Other liabilities	1,333	73	—		1,406

Total liabilities	42,746	6,774	(1,281)		48,239
Commitments and contingencies
Stockholders’ equity (deficit)
Preferred stock – undesignated	—	—	—		—
Convertible preferred stock	—	10	(10	) (e)	—
Common stock	29	3	(3	) (e)	29
Treasury stock	—	(96)	96	(e)	—
Additional paid-in-capital	176,928	26,832	(26,832	) (e)	207,543
			30,615	(j)
Stockholder notes receivable and interest receivable	—	(263)	263	(e)	—
Accumulated other comprehensive loss	(453)	—	—		(453)
Accumulated deficit	(116,124)	(28,265)	28,265	(e)	(117,589)
			(1,465	) (f)	—

Total stockholders’ equity (deficit)	60,380	(1,779)	30,929		89,530
Total liabilities and stockholders’ equity (deficit)	$103,126	$4,995	$29,648		$137,769

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2013

(in thousands, except per share data)

	Historical	Historical
	December 31, 2013 Brightcove	December 31, 2013 Unicorn	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Subscription and support revenue	$103,116	$5,717	$—		$108,833
Professional services and other revenue	6,779	—	—		6,779

Total revenue	109,895	5,717	—		115,612
Cost of revenue:
Cost of subscription and support revenue	29,205	2,263	1,019	(g)	32,487
Cost of professional services and other revenue	7,585	—	—		7,585

Total cost of revenue	36,790	2,263	1,019		40,072

Gross profit	73,105	3,454	(1,019)		75,540

Operating expenses:
Research and development	21,052	2,842	126	(g)	24,020
Sales and marketing	41,000	3,782	396	(g)	45,178
General and administrative	18,478	3,990	279	(g)	22,747
Merger-related	2,069	—	(429)	(h)	1,640

Total operating expenses	82,599	10,614	372		93,585

Loss from operations	(9,494)	(7,160)	(1,391)		(18,045)

Other expense, net	(536)	(422)	—		(958)
Loss before income taxes and non-controlling interest in consolidated subsidiary	(10,030)	(7,582)	(1,391)		(19,003)
Provision for income taxes	212	2	—		214

Consolidated net loss	(10,242)	(7,584)	(1,391)		(19,217)
Net income attributable to noncontrolling interest in consolidated subsidiary	(20)	—	—		(20)

Net loss	$(10,262)	$(7,584)	$(1,391)		$(19,237)

Net loss per share attributable to common stockholders—basic and diluted	$(0.36)				$(0.62)

Weighted-average number of common shares used in computing net loss per share attributable to common stockholders—basic and diluted	28,351		2,851	(1)	31,202

See accompanying notes to unaudited pro forma condensed combined financial statements.

Note 1. Basis of Presentation (in thousands, except share and per share data, unless otherwise noted)

On January 31, 2014, pursuant to an Asset Purchase Agreement and Plan of Reorganization (the “Purchase Agreement”), dated as of January 6, 2014, by and among Brightcove Inc. (the “Company”), Cacti Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, Unicorn Media, Inc. (“Unicorn Media”), Unicorn Media of Arizona, Inc., an Arizona corporation (“Unicorn Arizona Sub”), U Media Limited, a private limited company registered in England and Wales (“Unicorn UK Sub” and, together with Unicorn Media and Unicorn Arizona Sub, “Unicorn”), and the Securityholders’ Representative named therein, the Company completed its acquisition of substantially all of Unicorn’s assets in exchange for common stock of the Company and the assumption by the Company of certain liabilities of Unicorn (the “Acquisition”). The Company issued 2,850,547 unregistered shares of common stock of the Company and paid approximately $9,384 in cash to cover transaction-related expenses of Unicorn, bonus expenses payable by Unicorn, the assumption of Unicorn’s liability to cash out all vested non-qualified stock options and compensatory warrants to purchase common stock of Unicorn outstanding immediately prior to the closing (including all Unicorn withholding obligations in connection therewith) and certain other liabilities of Unicorn. Based on a $10.74 price per share of the Company’s common stock at the date of closing, the transaction is valued at approximately $39,999. Pursuant to the Purchase Agreement, 1,285,715 shares were placed into an escrow account. The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of the Company and the historical financial statements of Unicorn, after giving effect to the acquisition of Unicorn and adjustments described in these footnotes, and are intended to reflect the impact of the Acquisition on the Company.

The unaudited pro forma condensed combined balance sheet combines the audited consolidated balance sheet of the Company as of December 31, 2013 and the audited consolidated balance sheet of Unicorn as of December 31, 2013 and gives effect to the Acquisition as if it had been completed on December 31, 2013. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 combines the audited historical results of the Company and the audited historical results of Unicorn and gives effect to the Acquisition as if it had occurred on January 1, 2013.

The Acquisition was accounted for using the purchase method of accounting in accordance with Accounting Standard Codification 805 - Business Combinations, and the Company’s cost to acquire Unicorn has been allocated to the assets acquired and liabilities assumed based upon the respective preliminary estimate of fair values as of the date of the merger using assumptions that the Company’s management believes are reasonable given the information currently available. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the estimated amounts of net assets of $26,785 as of the effective date of the Acquisition was allocated to goodwill in accordance with the accounting guidance. The amounts allocated to acquired assets and assumed liabilities in the unaudited pro forma condensed combined financial statements are based on management’s preliminary internal valuation estimates. Definitive allocations are being performed and finalized based on certain valuations and other studies performed by the Company with the services of outside valuation specialists. Accordingly, the purchase price allocation adjustments and related amortization reflected in the foregoing unaudited pro forma condensed combined financial statements are preliminary, have been made solely for the purpose of preparing these statements and are subject to revision based on a final determination of fair value.

Acquisition-related transaction costs (e.g., investment banker, advisory, legal, valuation, and other professional fees) are not included as a component of consideration transferred but are required to be expensed as incurred. The unaudited pro forma condensed combined balance sheet reflects the $1,465 of estimated acquisition-related transaction costs of both companies as a reduction of cash with a corresponding decrease in retained earnings. These costs are not presented in the unaudited pro forma condensed combined statement of operations because they will not have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements do not reflect the expected realization of cost savings following the Acquisition or anticipated costs the Company will incur to realize such synergies, including retention payments. These savings are expected to result from streamlining of product development initiatives, rationalization of overlapping functional areas, such as sales and marketing and certain general and administrative functions. Although management expects that costs savings will result from the Acquisition, there can be no assurance that these cost savings will be achieved.

Note 2. Purchase Price Allocation (in thousands, except share and per share data)

The net purchase price of Unicorn was approximately $39,999, which consisted of 2,850,547 unregistered shares of the Company’s common stock and approximately $9,384 of cash.

The following is a reconciliation of the preliminary estimate of the purchase price for Unicorn:

Number of shares of common stock of the Company issued to Unicorn stockholders	2,850,547
Multiplied by the price per share of common stock of the Company (a)	$10.74	$30,615
Cash paid to Unicorn stockholders		9,384
Estimated purchase price		$39,999

(a)	Represents the closing stock price of the Company’s common stock as reported on the Nasdaq Global Market on January 31, 2014, the date of the completion of the acquisition of substantially all of the assets of Unicorn pursuant to the Purchase Agreement.

The total purchase price has been allocated to Unicorn’s tangible assets, identifiable intangible assets and assumed liabilities based on a preliminary estimate of their fair values as of December 31, 2013. The excess of the purchase price over the tangible assets, identifiable intangible assets and assumed liabilities will be recorded as goodwill. The Company’s estimates and assumptions in determining the estimated fair values of certain assets and liabilities are preliminary and are subject to change. The total purchase price was allocated as follows:

Tangible assets	$4,177
Liabilities assumed	(5,493)
Identifiable intangible assets (Note 3c)	14,530
Goodwill	26,785

Total estimated purchase price	$39,999

The preliminary fair value of the intangible assets has been estimated using the income approach in which the after-tax cash flows are discounted to present value. The cash flows are based on estimates used to price the transaction, and the discount rates applied were benchmarked with reference to the implied rate of return from the transaction model as well as the weighted average cost of capital. Based on the preliminary valuation, the acquired intangible assets are comprised of existing technology of approximately $8,149, representing the cloud video ad insertion technology, customer relationship assets of approximately $5,065 and non-compete contracts of approximately $1,316. There was no in-process research and development identified.

The existing technology assets relate to currently marketed products. Given the uncertainties inherent with product development and introduction, there can be no assurance that any of the combined company’s product development efforts will be successful on a timely basis or within budget, if at all. These preliminary estimates of fair value and estimated useful lives may vary materially from the final acquisition accounting, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. A 10% change in the valuation of definite lived intangible assets would cause a corresponding $182 annual increase or decrease in amortization expense. As the Company completes its fair value analysis, additional information may be obtained by the Company regarding the specifics of Unicorn’s intangible assets, and additional insight may be gained that could impact: (i) the estimated total value assigned to intangible assets, (ii) the estimated allocation of value between definite-lived and indefinite-lived intangible assets and/or (iii) the estimated weighted-average useful life of each category of intangible assets. The estimated intangible asset values and their useful lives could be impacted by a variety of factors that may become known as the Company completes its final acquisition accounting.

After allocation of the preliminary purchase price to the estimated fair values of acquired assets and liabilities as of December 31, 2013, goodwill is approximately $26,785. The factors contributing to the recognition of the amount of goodwill are based on several strategic and synergistic benefits that are expected to be realized from the Acquisition. These benefits include the expectation that the combined company’s complementary products will significantly broaden the Company’s offering in cloud video ad insertion technology. The combined company will benefit from a broader global presence and with the Company’s direct sales force and larger channel coverage, the combined company anticipates significant cross-selling opportunities.

Tangible assets acquired and assumed liabilities were valued at their respective carrying amounts recorded by Unicorn, as the Company believes that their carrying value amounts approximate their fair values at the acquisition date.

The pro forma condensed combined statement of operations does not reflect approximately $1,465 of estimated transaction expenses incurred by the Company after December 31, 2013.

The Company has not recorded any tax impact related to the Acquisition in the condensed combined pro forma financial statements.  The Company is analyzing whether there are any limitations associated with Unicorn’s deferred tax assets.  Upon completing this analysis it may result in tax adjustments being recorded related to the Aquisition.

Note 3. Pro Forma Adjustments (in thousands, except share data, unless otherwise noted)

The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained. Note that the following pro forma adjustments exclude the decrease in interest income that would have resulted based on the estimated decrease in the Company’s cash available for investment as a result of $9,384 in cash utilized for the Acquisition, as the related interest that would have been earned would be immaterial.

(a)	To record the following adjustments to cash:

Cash paid relating to acquisition	$9,384
Cash paid for acquisition-related transaction costs (1)	1,465

Cash used from the Company’s cash and cash equivalents	$10,849

(1)	Transaction costs incurred after the December 31, 2013 balance sheets presented herein, which excludes $429 of transaction costs incurred by the Company prior to the acquisition date.

(b)	To record the fair value of goodwill of $26,785.

(c)	To establish the fair value of identifiable intangible assets resulting from the Acquisition:

	Fair Value	Estimated Useful Life (Years)
Technology	$8,149	8
Customer relationships	5,065	14
Non-compete contracts	1,316	3

Total identifiable intangible assets	$14,530

(d)	To eliminate the indebtedness of Unicorn related to Unicorn’s line of credit and notes payable paid in settlement by the Company in conjunction with the Acquisition.

(e)	To eliminate the historical convertible preferred stock and stockholders’ deficit accounts of Unicorn.

(f)	To record transaction costs of $1,465 incurred by the Company after the December 31, 2013 balance sheets presented herein.

(g)	To record amortization expense related to the intangible assets acquired to the following line items for the year ended December 31, 2013:

Cost of subscription and support revenue	$1,019
Research and development	126
Sales and marketing	396
General and administrative	279

Amortization of intangible assets expense	$1,820

(h)	To eliminate transaction costs of $429 incurred by the Company in the year ended December 31, 2013 in connection with the acquisition of Unicorn.

(i)	To eliminate the intangible assets of Unicorn acquired by the Company in the Acquisition, which are primarily related to patent costs. The fair value of related patent costs is included as part of the Developed Technology intangible asset. The impact of patent amortization was excluded as it was not material.

(j)	To record the fair value of the 2,850,547 shares issued in connection with the acquisition of Unicorn, which is based on the closing price of the Company’s common stock at January 31, 2014 of $10.74.

(k)	To eliminate the receivable of the Company and the associated indebtedness of Unicorn related to operational funding provided by the Company to Unicorn in conjunction with the Acquisition.

(l)	To record the unregistered shares of common stock issued by the Company in conjunction with the acquisition.